                                                                    EXHIBIT 10.2

                               LORAL CORPORATION
                                600 Third Avenue
                            New York, New York 10016



                              December 21, 1993


International Business Machines
  Corporation
Old Orchard Road
Armonk, New York 10504


    Re:   Asset Purchase Agreement
          dated as of December 12, 1993

Dear Sirs:

          Reference is made to the Asset Purchase Agreement dated as of December 12, 1993 (the "Agreement") which each of us has executed. Capitalized terms used in this letter agreement have the meanings attributed to them in the Agreement, and the general provisions set forth in Appendix B to the Agreement shall apply hereto. This is to correct certain typographical errors in the Agreement.

          1. Page 14, Line 13. The date "January 15, 1993" shall be changed to "January 15, 1994".

          2. Page 14, Line 24. The line "Notwithstanding the foregoing, the Seller may preserve its" shall be changed to "Notwithstanding the foregoing, the Buyer may preserve its".

          3. Page 42, Line 39. The phrase "the the Closing Date" shall be changed to "to the Closing Date."

          4.   Page 59, Line 12.  The word "wtih" shall be changed to "with".

          5. Page 82, Line 34. The phrase "as they effect" shall be changed to "as they affect".

          6. Page 100, Line 4. The word "Affliliate" shall be changed to "Affiliate".

          7. Appendix A, Page 1, Definition of "Applicable Benefits". The term "Tranferred Employee" appearing in line 7 of the definition shall be changed to "Transferred Employee".

          8. Appendix A, Page 7, Definition of "Management Employee". The phrase "with context" appearing in line 9 of the definition shall be changed to "in the context".

          9. Disclosure Schedule, Section 3.09(d)(i). The Grand Total appearing on Page 3 of Schedule I to Section 3.09(d)(i) shall be changed from "2,938,024" to "1,998,024".

          10. Disclosure Schedule, Section 9.18. The name "Arthur E. Johson" shall be changed to "Arthur E. Johnson".

          11. Letter dated December 13, 1993. The heading of the paragraph numbered 1 shall be changed from "FAA Control" to "FAA Contract".



                              ------------------

          To confirm that you agree with the changes to the Agreement set forth above, please sign below.


                                   Sincerely,

                                   LORAL CORPORATION


                                   By /s/ Eric J. Zahler
                                     -------------------

Confirmed

INTERNATIONAL BUSINESS MACHINES
  CORPORATION


By /s/ Donald D. Westfall
  -----------------------
By /s/ Joseph J. Martin
  ---------------------

                                                                January 27, 1994



Loral Corporation
600 Third Avenue
New York, NY 10016

Dear Sirs:

          Reference is made to the Asset Purchase Agreement (the "Agreement") dated as of December 12, 1993, between Loral Corporation ("Loral") and International Business Machines Corporation ("IBM") and to the Side Letter (the "Side Letter") dated as of December 13, 1993, also between Loral and IBM. Capitalized terms used herein have the meanings ascribed to them in the Agreement and the general provisions set forth in Appendix B to the Agreement shall apply hereto.

          The Side Letter requires IBM to deliver a final Disclosure Schedule to Loral by January 15, 1994. This letter agreement is to confirm our understanding that the Disclosure Schedule will now be delivered to Loral by IBM on or before January 28, 1994; provided, however, that Section 5.05 of the Disclosure Schedule, if incomplete on January 28, 1994, shall be delivered to Loral as soon as practicable after the determination of the allocation of the Purchase Price to the Owned Real Property.

          Section 2.08(a)(ii) of the Agreement provides that, with respect to any Preapproved EAC Contract, any Change Notice with respect to the values thereof at September 30, 1993, must be submitted by Loral by January 15, 1994. This letter agreement confirms our understanding that any such Change Notice may now be submitted by January 28, 1994 (or after January 28, 1994, but only to the extent Loral certifies to IBM before January 28, 1994, that it is unable to form a reasonable conclusion in a specified area or areas with respect to such Change Notice due to the unavailability of necessary, specified information).

          Please confirm your understanding by signing below.

                              Sincerely,

                         INTERNATIONAL BUSINESS MACHINES
                           CORPORATION


                         by   /s/  Donald D. Westfall
                            ----------------------------
                            Name:  Donald D. Westfall

Confirmed,

LORAL CORPORATION,


by  /s/  Eric J. Zahler
   -------------------------
   Name: Eric J. Zahler

                                                                January 27, 1994


Loral Corporation
600 Third Avenue
New York, NY 10016



Dear Sirs:

          Reference is made to the Asset Purchase Agreement dated as of December 12, 1993 (the "Agreement"), and the letter agreement dated November 14, 1993 (the "Confidentiality Agreement"), both of which agreements each of us has executed. Capitalized terms used in this letter agreement without definition have the meanings attributed to them in the Agreement, and the general provisions set forth in Appendix B to the Agreement shall apply hereto. This letter agreement is to confirm certain understandings between us with respect to the Agreement and the Confidentiality Agreement.

          1. Information Provided After Execution of the Agreement. Since the execution of the Agreement, the Seller has been providing, and through the Closing Date the Seller will continue to provide, to the Buyer and to its Representatives (as defined in the Confidentiality Agreement) certain proprietary and confidential information of the Seller relating to the Business ("Business Information"), including information as to the Seller's cost of providing products and services to be covered by the Transitional Services Agreement ("Service-Related Information"). In furtherance of and without limiting the provisions of the Confidentiality Agreement except as provided in paragraph 4 below, it is understood and agreed by the parties that all such Business Information (including Service-Related Information) is Evaluation Material (as defined in the Confidentiality Agreement) (except to the extent excluded by the third sentence of the second paragraph of the Confidentiality Agreement) which is entitled, subject to paragraph 4 below, to the protections provided by the Confidentiality Agreement prior to the Closing Date.

          2. Protection of Service-Related Information Post-Closing. The Transitional Services Agreement (or a separate confidential disclosure agreement ("CDA") entered into in conjunction with the Transitional Services Agreement) will contain provisions for the protection of Service-Related Information following the Closing. In the event the Closing is consummated prior to the execution of the Transitional Services Agreement or CDA, the Confidentiality Agreement shall survive (notwithstanding Section 6.01 of the Agreement) but only with respect to Service-Related Information and only until the execution of the Transitional Services Agreement (or a CDA) at which time all previously provided Service-Related Information will be covered by such Transitional Services Agreement (or CDA).

          3. Consultants Bound by Confidentiality Agreement. It is understood and agreed that any consultants (including any actuaries and manpower or human resource consultants) engaged by the Buyer are Representatives of the Buyer who are subject to the terms and conditions of the Confidentiality Agreement.

          4. Permitted Use of Information. Nothing contained herein or in the Confidentiality Agreement will prohibit the Buyer or its Representatives from utilizing any Evaluation Material for any purpose contemplated by the Agreement (including without limitation the preparation of the Transitional Services Agreement and following the procedures contemplated by Sections 2.08 and 2.11 of the Agreement) or, following the Closing (subject to paragraph 2 above), from using any such material in the conduct of the Business. Notwithstanding anything to the contrary contained in the Confidentiality Agreement or the Agreement, following the Closing (subject to paragraph 2 above), the Buyer will have the right to disclose to appropriate government agencies all data required to be disclosed or made available in connection with audits of government contracts.

          Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned.


                         Very truly yours,

                         INTERNATIONAL BUSINESS MACHINES
                         CORPORATION


                         by /s/ Donald D. Westfall
                           -----------------------------
                         Name:  Donald D. Westfall


                         by /s/ Joseph J. Martin
                           -----------------------------
                         Name:  Joseph J. Martin
                         Title: Assistant Controller


Agreed and confirmed:

LORAL CORPORATION


by  /s/ Eric J. Zahler
  ------------------------
  Name: Eric J. Zahler

                               LORAL CORPORATION
                                600 Third Avenue
                               New York, NY 10016





                                                               February 18, 1994





International Business
  Machines Corporation
Old Orchard Road
Armonk, New York 10504



Dear Sirs:

          Reference is made to the Asset Purchase Agreement (the "Agreement") dated as of December 12, 1993, between Loral Corporation ("Loral") and International Business Machines Corporation ("IBM") and in particular to
Section 5.08 of the Agreement. Capitalized terms used herein have the meanings ascribed to them in the Agreement and the general provisions set forth in Appendix B to the Agreement shall apply hereto.

          Section 5.08 of the Agreement is hereby amended as follows:

          1. Line 16 of Section 5.08 (page 56, line 29): Insert the words "United States Federal" after the word "specified".

          2. Line 27 of Section 5.08 (page 56, line 40): Insert after "covered by Section 5.08(a)(i))" the words ", in each case, where the ultimate customer is a United States Federal governmental agency".

          3.  Lines 46 and 47 of Section 5.08 (page 57, lines 13 and 14):
Replace the words "immediately after the Closing" with the words "on the date hereof, other than through the Business".

          Please sign below to confirm that you agree with the changes to the Agreement set forth above.


                              Very truly yours,


                              LORAL CORPORATION

                              by /s/ Eric J. Zahler
                                -----------------------
                              Name:  Eric J. Zahler


Confirmed:

INTERNATIONAL BUSINESS
MACHINES CORPORATION

by /s/  Joseph J. Martin
  --------------------------
  Name: Joseph J. Martin

                               LORAL CORPORATION
                                600 Third Avenue
                               New York, NY 10016





                                                               February 25, 1994





International Business
  Machines Corporation
Old Orchard Road
Armonk, New York 10504



Dear Sirs:

          Reference is made to the Asset Purchase Agreement (the "Agreement") dated as of December 12, 1993, between Loral Corporation ("Loral") and International Business Machines Corporation ("IBM"). Capitalized terms used herein have the meanings ascribed to them in the Agreement and the general provisions set forth in Appendix B to the Agreement shall apply hereto.

          Section 7.07(a) of the Agreement provides that if the Closing occurs before the execution of a definitive Transitional Services Agreement, then IBM and Loral will enter into an interim arrangement to provide for the continuation of certain products and services pending the execution of such Transitional Services Agreement.

          In accordance with Section 7.07, IBM and Loral are currently negotiating the terms of a services agreement (the "Master Services Agreement"), an initial draft of which has been provided by IBM to Loral. IBM and Loral agree to negotiate such agreement in good faith and to enter into such Master Services Agreement on, or as soon as reasonably practicable after, March 31, 1994. The Master Services Agreement, when executed, will be retroactive to the Closing Date. Pending execution of the Master Services Agreement, IBM or its Subsidiaries will continue to provide the products and services they are currently providing to the Business, and Loral

(through the Business) will continue to provide the products and services the Business is currently providing to IBM, on the same terms and subject to the same conditions as those on which such products and services are currently being provided, subject to any adjustments that may be subsequently agreed to in the Master Services Agreement.

          Please sign below to confirm that you agree with the arrangements set forth above.


                              Very truly yours,


                              LORAL CORPORATION

                              by  /s/  Eric J. Zahler
                                ----------------------
                                Name:  Eric J. Zahler


Confirmed:

INTERNATIONAL BUSINESS
MACHINES CORPORATION


by  /s/  Joseph J. Martin
  -----------------------
  Name:  Joseph J. Martin

                               LORAL CORPORATION
                                600 Third Avenue
                               New York, NY 10016





                                                               February 28, 1994





International Business
  Machines Corporation
Old Orchard Road
Armonk, New York 10504



Dear Sirs:

          Reference is made to the Asset Purchase Agreement (the "Agreement") dated as of December 12, 1993, between Loral Corporation ("Loral") and International Business Machines Corporation ("IBM"). Capitalized terms used herein have the meanings ascribed to them in the Agreement and the general provisions set forth in Appendix B to the Agreement shall apply hereto.

          In connection with the acquisition of the Business, Loral has formed Loral Federal Systems Company ("LFSC") as an indirect wholly-owned subsidiary. Loral hereby designates and requests that at the Closing, instead of the Purchased Assets being delivered directly to Loral as contemplated by the Agreement, those of the Purchased Assets located at the Federal Systems Facility in Houston, Texas, or relating to the activities of the Business there (except for certain Contracts as set forth in the Assignment and Assumption agreement referred to below), be conveyed directly to Loral's wholly-owned subsidiary, Loral Aerospace Corporation ("LAC"), and the remainder of the Purchased Assets be transferred to LFSC. In accordance with the foregoing designations, IBM will deliver the Purchased Assets at the Closing by means of the execution and delivery by IBM, Loral, LFSC and LAC of a Bill of Sale in the form of Attachment A hereto and an Assignment and Assumption Agreement in the form of Attachment B hereto, instead of by means of documents in the form of Exhibits A and B to the Agreement.

          In furtherance of and without limiting the provisions of the Agreement, and in consideration for IBM's agreement to convey the Purchased Assets in accordance with the foregoing paragraph, Loral stipulates and agrees as follows:

          1. In accordance with Section 14.06 of the Agreement, Loral guarantees the performance of, and shall remain primarily liable to IBM under, all of its covenants and agreements contained in the Agreement.

          2. Section 12.03(iv) of the Agreement is hereby amended to insert the clause ", or to cause the performance or payment and discharge in due course," after the word "discharge" in the eighth line of said Section 12.03(iv) (that is, in line 39 on Page 95).

          3. Loral agrees that, with respect to each Assumed Liability with respect to which, following the Closing and after obtaining the Required Consents (i) Loral is not the primary obligor and (ii) IBM remains liable (for example, as a guarantor under a Contract as a result of a Government Contract Novation or under a lease which is assigned to and assumed by a Loral Subsidiary), Loral hereby guarantees to IBM and to each obligee with respect to such Assumed Liability the performance by LFSC, LAC or any other of its Subsidiaries that is the primary obligor with respect to such Assumed Liability. This guarantee is made for the benefit of IBM and such obligees, each of whom is entitled to rely upon it.

          Please sign below to confirm that you agree with the provisions set forth above.


                              Very truly yours,

                              LORAL CORPORATION

                              by  /s/  Eric J. Zahler
                                ------------------------
                                 Name: Eric J. Zahler

Confirmed:

INTERNATIONAL BUSINESS
MACHINES CORPORATION

by  /s/  Joseph J. Martin
  ------------------------
   Name: Joseph J. Martin

                        International Business Machines
                                  Corporation
                                Old Orchard Road
                                Armonk, NY 10504




                                         Dated As Of March 1, 1994


Loral Corporation
600 Third Avenue
New York, NY 10016


     IBM/Loral-Leases and other Post Closing Matters


Dear Sirs:

          The undersigned, International Business Machines Corporation ("IBM"), as Seller, and you, Loral Corporation ("Loral"), as Buyer, are parties to an Asset Purchase Agreement dated as of December 12, 1993 (the "Agreement") covering the sale of the Business and certain assets of IBM relating to the Business, the closing of which sale transaction is taking place on the date hereof. (Capitalized terms used and not defined herein shall have the same meanings ascribed in the Agreement and the general provisions set forth in Appendix B to the Agreement shall apply hereto.)

          The purpose of this letter is to set forth our understanding with respect to the following matters:

I.  Leases:

          Schedule I (the "Schedule") to Section 3.09(d) of the Disclosure Schedule contains a listing of real property leases that will be assigned to Loral's designated subsidiary, Loral Federal Systems Company ("Company"), subject to the following deletions and modifications:

          1. The following leases listed in Schedule I, as noted above, will not be assigned but will be retained by IBM free of any claim or interest therein by Loral or Company:

               (a)  The 1213 Innsbruck Drive lease in Sunnyvale, CA.

               (b)  The 7701 Greenbelt Road lease in Greenbelt, MD.

               (c)  The Bay Area Boulevard lease in Houston, TX.

               (d) The last two (of the three listed) Rts 38 and 96 Tioga, NY leases (for, respectively, 9140 rsf and 4692 rsf).

          2.   Modifications and Clarifications:

               (a) The lease listed as being 100 Scarborough Drive, Pleasantville, NJ, is 501 Scarborough Drive.

               (b) The first listed Rts 38 and 96 Tioga, NY lease (for 10,000 rsf) is being extended and will be assigned.

               (c) The 31,681 rsf specified for 8000 Granger Court, Springfield, VA lease is 57,065 rsf.

          3.   Subleases:

               (a) In lieu of the assignment of the Houston, TX lease (which was deleted from the Schedule as above provided), Loral has requested that there be a sublease made to Loral Aerospace Corporation, another subsidiary of Loral, the terms of which lease are currently being negotiated. Loral and IBM shall continue to negotiate in good faith (for a maximum period of six months) the terms of such sublease and pending concluding of a sublease, the Federal Systems Company personnel (who are being transferred to Company) located in the Houston building, shall be permitted during such maximum period to continue occupancy of the same space occupied by them at the same rental rates and charges and upon the same terms as internally charged and provided by IBM to the Federal Systems Company for such occupancy prior to Closing.

                          (b) It is believed that IBM is subleasing some 1667 rsf at 3045 Technology Parkway in Orlando, FL from a third party sublandlord, Science Applications International, pursuant to a month-to-month sublease which commenced on or about December 10, 1993. If in fact IBM is subleasing such space, IBM will assign such sublease to Loral, which shall be responsible for obtaining the necessary consents to such assignment of the sublease to Company. If assigned, Company shall assume the obligations under the sublease which shall be deemed an Assumed Liability.

                          (c) In lieu of the assignment of the 6251 Ammendale Road, Beltsville, MD lease deleted from the Schedule, as provided above, the parties contemplate that IBM will sublease some 10,000 rsf to Company. Loral has advised that if Company is able to procure a certain government contract, then it would want to be able to sublease a total of 45,000 rsf. The parties will negotiate in good faith the terms of the initial sublease and the period of time within which Company will be able to expand to the desired 45,000 rsf. Pending negotiation of the sublease, Company personnel (i.e., the former Federal Systems Company personnel located in the building) shall be permitted to continue occupancy for a maximum period not to exceed six months of the same space occupied by them at the same internal rental rates and charges and upon the same terms as charged and provided by IBM to the Federal Systems Company for such occupancy prior to Closing.

                 4. New Leases. The parties are currently negotiating terms for two new leases as specified below (which lease terms, when negotiated, shall be retroactive to and including the date hereof):

                          (a)  Boulder, CO.  The parties are presently
                 contemplating a one year term for 100,000 rsf of space currently occupied by Federal Systems Company personnel in an IBM owned building. Alternatively, Loral is negotiating with IBM the possibility and terms upon which IBM will assign an existing IBM lease from a third party landlord of a building at 910 Spine Road, which contains some 156,835 rsf, and expires on April 30, 1996, with extension options. The parties are engaged in negotiating the terms of the 100,000 rsf, one year lease in the IBM building and the parties will in good faith continue to negotiate with respect to a possible assignment of the 910 Spine Road lease by IBM to Company.

                          (b) Gaithersburg, MD. The parties are negotiating a lease for office space by IBM to Company in Building 183 and will continue such negotiations in good faith.

                 All leases and subleases made directly to, or assigned to and assumed by Loral or Company or another designated subsidiary of Loral shall constitute Assumed Liabilities of Loral.

II.  Other Post Closing Matters:

                 1. Gaithersburg, MD. The driveway entrance (the "Loral Driveway") to the Gaithersburg Owned Real Property (hereinafter the "Loral Gaithersburg Site") opening onto Frederick Road a/k/a MD Route 355, permits right hand turns to be made onto Frederick Road when exiting therefrom (as well as permits right hand turns and left hand turns from Frederick Road entering into the Loral Gaithersburg
Site). Loral has complained that when exiting the Loral Gaithersburg Site, vehicles cannot make a left hand turn onto Frederick Road because of the configuration (in accordance with then State and City governmental approvals) of the concrete divider controlling the exit from the Loral Gaithersburg Site, and accordingly, Loral wishes to be able to obtain an easement to use the driveway (the "IBM Driveway") located on the Excluded Gaithersburg Real Property (hereinafter the "IBM Gaithersburg Site"). IBM has refused to grant such easement to Loral, taking the position (disputed by Loral) that it is not unusual in the case of properties that border on a highway, for vehicles exiting from such properties to have to make a right turn and proceed to the next traffic controlled intersection to accomplish the left turn on to the highway that may be desired. The parties have not reached an agreement on this point, however, the parties do agree that Loral, in good faith shall make application to and endeavor to obtain such state and city governmental approvals as may be necessary to permit a reconfiguration and realignment of the existing Loral Driveway (and any required traffic light modifications) so as to permit left hand turns onto Frederick Road; if however, such approvals cannot be obtained then the following shall apply: Unless the granting of an access easement permitting vehicles exiting the Loral Gaithersburg Site to use the IBM Driveway is required by law in order to permit the subdivision of the Loral Gaithersburg Site and the IBM Gaithersburg Site into two separate parcels (i.e., the subdivision would be denied if such access easement were not granted, assuming for purposes hereof that all of the other conditions required by law for subdivision were satisfied) it is IBM's position that IBM shall not be required to grant such access easement to Loral (Loral reserving the right to dispute such position on any grounds that may be applicable under the Agreement). If the contrary situation is the case, i.e., the access easement is required by law to permit such subdivision, then IBM will grant such required (for subdivision) access easement to Loral. The parties shall act in good faith in connection with the subdivision application.

                 2.   Manassas, VA.

                      (a) Fire Service Pump System. A Fire Service Pump System in Manassas (hereinafter the "System") located on the site being conveyed to Loral (the "Loral Manassas Site"), services both the Loral Manassas Site and the site retained by IBM (the "IBM Manassas Site").

                 Originally the parties contemplated that the System would remain on the IBM Manassas Site and IBM would operate same for the benefit of both sites. At the request of Loral, ownership of the System was transferred to Loral and in accordance with the Common Use and Maintenance Agreement entered into between the partes and filed with the City Attorney of the City of Manassas, Loral is obligated to continue uninterrupted fire protection service via the System to both sites. Loral has raised the issue that it does not wish to service the IBM Manassas Site because of possible third-party and other liability that might arise from failure to properly operate the System. Loral has requested that IBM sever the System so that the IBM Manassas Site has its own fire protection system, with Loral only being required to provide transitional service pending severance of the System and the IBM system becoming operational. The parties have not agreed on the foregoing (notwithstanding the execution of the Common Use and Maintenance Agreement) and shall continue negotiations which may, among other things, include the possibility of, without limitation, a severance of the System, or the transfer of ownership of the System and associated equipment and the land on which it is situated back to IBM with IBM assuming the obligation to operate the System to service both sites upon the terms specified in the Common Use and Maintenance Agreement.

                      (b) Electrical Power Services. In paragraph 3 of the Common Use and Maintenance Agreement it states, among other thing, that "Loral will seek any necessary approvals from VEPCO and the City to become the customer of the City in place of IBM for power supplied through the transformer substation." The parties confirm their intent that Loral's seeking of such approvals is premised upon the power to be supplied, being power at reasonably competitive rates, and that the obtaining of assurances with regard thereto is a reasonable and necessary concomitant of the seeking of such approvals.

                 3. Other Easements As May by Required by Law. Notwithstanding the execution by IBM and Loral of (a) the Common Use and Maintenance Agreement relating to the Loral Manassas Site and the IBM Manassas Site, and the Statement relating to the Loral Gaithersburg Site and the IBM Gaithersburg Site, both IBM and Loral agree that if the local or state governmental authorities require, as a condition of the respective subdivision of the sites, that either party as owner of one of the sites grant easement(s) to the other party as owner of the other site, then IBM or Loral, as the case may be, as owner of the servant site, shall grant such easement(s) to the other party as owner of the dominant site, without cost or charge being made therefor, other than, if applicable, the equitable sharing of any operating expenses in connection therewith.

          Kindly sign below were indicated to signify your agreement with the foregoing.

                                           Very truly yours,

                                           INTERNATIONAL BUSINESS MACHINES
                                           CORPORATION


                                           By:  /s/  John E. Hickey
                                              ----------------------------
                                              Name:  John E. Hickey
                                              Title: Secretary

AGREED TO:


LORAL CORP.

By:
   --------------------------
   Name:  Eric J. Zahler
   Title: Vice President

     /s/  Bruce R. Kraus
   --------------------------
   By:  Bruce R. Kraus
         as Attorney in Fact

                               LORAL CORPORATION
                                600 THIRD AVENUE
                               NEW YORK, NY 10016


                                                                   March 1, 1994



International Business Machines Corporation
Old Orchard Road
Armonk, NY 10504

Dear Sirs:

          Reference is made to the Asset Purchase Agreement dated as of December 12, 1993 (the "Agreement") which each of us has executed. Capitalized terms used in this letter agreement have the meanings attributed to them in the Agreement, and the general provisions set forth in Appendix B to the agreement shall apply hereto. This is to set forth our respective legal commitments with regard to the following matters:

          1. With respect to the air traffic control contract with the Federal Aviation Administration (FAA), Seller has made an estimate at completion ("EAC") valuation of such contract as at December 31, 1993. At the earlier of (x) March 31, 1995, or, at the option of Seller, December 31, 1995, or (y) when the FAA signs a contract modification which substantially covers or supersedes proposed contract modification 245, Buyer shall prepare an EAC (which shall not be presumptive but rather subject to challenge by Seller) for such contract based on all information reasonably available to Buyer at the time the contract modification is executed, or if such modification has not been so executed, as of March 31, 1995, or, if Seller has elected to delay the date, at December 31, 1995. In either case, the new EAC shall make appropriate provisions for and shall be determined as follows:

          (1) determined on the same basis and using subjective judgments and assessments consistent with, to the extent applicable, the determination of such amount at December 31, 1993;

          (2) risk assessment and potential profit improvements associated with a change in the applicable contractual obligations; if any, having shifted to a fixed price type contract;

          (3) costs and revenue arising from or related to any termination or reduction or increase in the scope of the contract; and

          (4) otherwise pursuant to the terms and provisions of Section 2.08 of the Agreement (including, without limitation, arbitration by Arthur Anderson).

Any resulting change from the December 31, 1993 EAC calculation (discounted to net present value at an annual interest rate factor of 7%) to the Year-End Statement of Net Assets To Be Sold shall be borne 75% by Seller and 25% by Buyer, by Seller promptly paying such 75% amount in cash to Buyer. Each of Buyer and Seller and their respective representatives shall have a right of inspection and copying of the records of the other party related to any new modification and new EAC. In addition, if the proposed contract modification is signed with a liquidated damages clause for failure to make timely delivery or other like provisions where either the amount of revenue to Buyer or payments or credits by Buyer to the FAA, are determinable as a function of contract performance, then there will be no EAC provision for such liquidated damages clause or other like provisions, but if and when such revenue adjustment or such payments, credits or damages are actually implemented or paid, as the case may be, the amount thereof shall be used to retroactively recalculate the new EAC and any resulting change to the Statement of Net Assets To Be Sold shall be borne 75% by Seller and 25% by Buyer, by Seller promptly paying such 75% amount in cash to Buyer, all determined pursuant to the provisions of Section 2.08 of the Agreement (including, without limitation, arbitration by Arthur Anderson). For all purposes of this letter agreement any new Price Waterhouse report shall be sufficient if it states that it is based upon the Agreement as amended by this letter agreement. The maximum amount which Buyer shall be entitled to receive from Seller under this paragraph 2 of this letter agreement shall be $200 million.

          2. The parties agree that this Agreement shall supersede and replace the adjustment contemplated by paragraph 1 of the side-letter dated December 13, 1993, between them.

                         -----------------------------

          To confirm that this agreement sets forth our respective legal commitments, please sign below.

                                                   [S]
                                                   Sincerely,

                                                   LORAL CORPORATION


                                                   by   /s/ Eric J. Zahler
                                                      --------------------------

Confirmed

INTERNATIONAL BUSINESS MACHINES CORPORATION

by   /s/ Joseph J. Martin
- -------------------------------

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                                Old Orchard Road
                               Armonk, NY  10504


                                                                   March 1, 1994


Loral Corporation
600 Third Avenue
New York, NY  10016

Dear Sirs:

          Reference is made to the Asset Purchase Agreement dated as of December 12, 1993 (the "Agreement") between Loral Corporation ("Loral") and International Business Machines Corporation ("IBM"). Capitalized terms used in this letter agreement without definition have the meanings attributed to them in the Agreement and the general provisions set forth in Appendix B to the Agreement shall apply hereto. This letter agreement is to confirm certain understandings between us with respect to employees of IBM-U.K. who were seconded to IBM Aerospace Systems Integration Corporation ("IBM-ASIC") as of the date of the Agreement ("IBM-ASIC Secondees") and therefore are not Affected Employees. After the Closing Date, IBM-ASIC and any successor or successors in interest are referred to herein as "Buyer's UK-ASIC Affiliate").

          1. Representations, Warranties and Covenants of Seller to Apply to IBM-ASIC Secondees. Without limiting the application of any representations, warranties or covenants set forth in the Agreement in accordance with their terms, the representations, warranties and covenants of the Seller set forth in Sections 3.16, 3.17 (other than insofar as such Section would require compliance with U.S. laws) and 5.01(a)(ix) of the Agreement shall apply with respect to IBM-ASIC Secondees to the same extent as if the IBM-ASIC Secondees had been employed directly by Seller or an Included Subsidiary. Such representations, warranties and covenants are accurate and complete in all respects except as limitations thereon may appear from the terms of the IBM Announcement Letter, as defined below. The Seller has made available to the Buyer true, correct and complete copies of all U.K. or U.S. employee benefit plans, contracts or arrangements (or summaries of all unwritten plans, contracts or arrangements, each of which is accurate and complete in all material respects) of the nature referenced in Section 3.28(a) of the Agreement (the "IBM-UK Plans") maintained or in effect for the benefit of the IBM-ASIC Secondees. The IBM-UK Plans are in material compliance with, and have been funded to the extent required by, Applicable Law.

          2. Provisions Governing Employee Benefit Arrangements for IBM-ASIC Secondees.

                (a) Each IBM-ASIC Secondee who made a timely election to become an employee of IBM-ASIC and who is employed by Buyer's UK-ASIC Affiliate on the pension transfer date contemplated by the letter referenced in the following sentence ("Transferred IBM-ASIC Employee") shall, provided such employee has made a timely election to have his or her pension entitlement so transferred, have his or her IBM Pension Plan (established in the United Kingdom) (the "IBM UK Pension Plan") or IBM UK B Plan pension benefits transferred to an equivalent plan now in effect or to be established by Buyer's UK-ASIC Affiliate ("Buyer's UK-ASIC Plans"). The terms and conditions of Buyer's UK-ASIC Plans and the amount of funds to be transferred from the applicable IBM Plan to the applicable Buyer's UK-ASIC Plan shall be determined in accordance with the terms, conditions and procedures set forth in the annexed letter dated February 3, 1994 from Richard Bostock FIA to A.P. Cunningham, Esq. (the "Actuary's Letter"). We agree that verification procedures comparable to those set forth in Section 9.03 of the

                      Agreement shall be available to Buyer for the purpose of verifying the calculation of the amount of funds to be transferred as described above. Following such transfer, Buyer's UK-ASIC Plans shall assume all Liabilities of the IBM UK Pension Plan or the IBM UK B Plan, as applicable, for pension benefits so transferred with respect to the Transferred IBM-ASIC Employees and the Seller shall provide indemnification and hold-harmless protection equivalent in scope to that set forth in Section 9.04(a) of the Agreement.

                (b) All Liability for IBM UK Pension Plan and IBM UK B Plan benefits with respect to IBM-ASIC Secondees who become employees of Buyer's UK- ASIC Affiliate, but who do not qualify as Transferred IBM-ASIC Employees, shall be retained by Seller. Except as set forth in paragraph 2(a) hereof, the Seller shall be responsible for discharging, in accordance with the current provisions of the IBM-UK Plans, all IBM UK Pension Plan and IBM UK B Plan Liabilities, and all Liabilities under IBM-UK Plans for claims incurred prior to the Closing Date, and for claims incurred at any time with respect to accidents, injuries or events which occurred prior to the Closing Date, including those incurred but not reported in accordance with the terms of such Plans. The Buyer shall be responsible for paying all claims for accidents, injuries or events which occur on or subsequent to the Closing Date in accordance with the provisions of the plans maintained by Buyer's UK Affiliate.

                3. Employment of IBM-ASIC Secondees. Buyer's UK-ASIC Affiliate will employ

                      IBM-ASIC Secondees who accept employment with Buyer's UK-ASIC Affiliate on a basis consistent with that set forth in the draft letter to "Regular IBM UK Employees Seconded to IBM ASIC" dated Monday, February 7, 1994, a copy of which was telecopied to A.P. Cunningham, Esq. by Debbie Newton on February 7, 1994 at 8:19 a.m. (the "IBM Announcement Letter"). Buyer will establish additional Voluntary Contribution schemes on a basis consistent with Attachment 2 of such draft.

                4. Application of Article IX. Without limiting the application of any provision of Article IX of the Agreement in accordance with its terms, to the extent any IBM-ASIC Secondee is entitled to benefits under one or more of the Plans as a result of having satisfied the requirements for participation in such Plan through prior service with IBM or a covered IBM Affiliate, Article IX of the Agreement shall also apply to such IBM-ASIC Secondee, but only to the extent of such benefits, as if he or she was an Affected Employee and, in the case of each IBM-ASIC Secondee who qualifies as a Transferred IBM-ASIC Employee, as if he or she was a Transferred Employee. Whether or not IBM-ASIC Secondees are covered by any of the Plans or qualify as Transferred IBM- ASIC Employees, Sections 9.15, 9.16 and 9.17 of the Agreement shall also apply as if each IBM-ASIC Secondee who becomes employed by Buyer's UK-ASIC Affiliate were a Transferred Employee, and Seller's obligations under Section 9.18 of the Agreement shall also apply to all IBM-ASIC Secondees (other than S. Epremian) as if they were Affected Employees.

                5. Supplemental UK Pension Agreement. As promptly as practicable after the Closing, the parties agree to enter into a supplemental pension agreement (i) confirming the basis on which IBM-ASIC Secondees who are employed by Buyer's UK Affiliate after the Closing will temporarily participate in the IBM Pension Plan, the IBM UK B Plan and the IBM Group Life Assurance Plan (all of which are established in the United Kingdom) after the Closing;
                      (ii) recording the steps to be taken by each party in connection with the transfer of assets referenced in the Actuary's Letter, and (iii) incorporating such other provisions as are necessary to carry out such transfer and comply with Applicable Law. Except to the extent otherwise required by Applicable Law, the principles and allocation of responsibilities set forth in such agreement shall be consistent wherever possible with the principles and allocation of responsibilities set forth in the Agreement, the Actuary's Letter and the Announcement Letter.

          Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned


                                           Very truly yours,


                                           INTERNATIONAL BUSINESS MACHINES
                                           CORPORATION

                                           By: /s/ Joseph J. Martin
                                              ---------------------
                                           Name:   Joseph J. Martin


Agreed and confirmed:
LORAL CORPORATION

By: /s/ Eric J. Zahler
   -------------------
Name:   Eric J. Zahler

                               LORAL CORPORATION
                         LORAL FEDERAL SYSTEMS COMPANY
                          LORAL AEROSPACE CORPORATION
                                600 Third Avenue
                            New York, New York 10016



                                 March 1, 1994



International Business Machines
  Corporation
Old Orchard Road
Armonk, NY 10504

Dear Sirs:


          Reference is made to the Asset Purchase Agreement dated as of December 12, 1993 (the "Agreement") between Loral Corporation ("Loral") and International Business Machines Corporation ("IBM") and the Agreement of Assignment, dated as of March 1, 1994, among Loral, Loral Federal Systems Company ("LFSC") and Loral Aerospace Corporation ("LAC"). Capitalized terms used in this letter agreement without definition have the meanings attributed to them in the Agreement and the general provisions set forth in Appendix B to the Agreement shall apply hereto. This letter agreement is to confirm certain understandings among us with respect to certain Contracts:

          1. Notwithstanding anything to the contrary contained in the Assignment Agreement, with respect to any Contracts that may not be assigned to LFSC or LAC without the consent of a third party, or which requires novation, the performance obligations of IBM thereunder shall be deemed to be subcontracted or delegated to LFSC or LAC, as the case may be, to the extent permitted by such Contract, until such Contract is novated or such consent is obtained. LFSC and LAC, as subcontractors or delegates, shall perform such Contracts, including the collection of any monies due and payable thereunder. IBM hereby authorizes Loral, LFSC or LAC, as the case may be, to perform such Contracts. Prior to obtaining the necessary consent to assignment or the novation of such Contracts to either LFSC or LAC, as the case may be, IBM, as the contracting party, shall take such timely action upon written request by Loral as is reasonably necessary to allow LFSC or LAC to perform such Contracts and to protect any rights that may exist or accrue under such Contracts until they are novated or such consents are obtained.

          2. This Agreement is in furtherance, and not in derogation, of Sections 2.05 and 7.05 of the Agreement, which remain in full force and effect.

          Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned.


                                                   Very truly yours,


                                                   LORAL CORPORATION

                                                   By:  /s/ Eric J. Zahler
                                                      ----------------------


                                                   LORAL FEDERAL SYSTEMS
                                                   COMPANY

                                                   By: /s/ Eric J. Zahler
                                                      ----------------------


                                                   LORAL AEROSPACE CORPORATION

                                                   By: /s/ Eric J. Zahler
                                                      ----------------------


Agreed and confirmed:


INTERNATIONAL BUSINESS MACHINES
  CORPORATION


By: /s/  Joseph J. Martin
- ---------------------------------

                               Loral Corporation
                                600 Third Avenue
                            New York, New York 10016



                                                                   March 1, 1994


International Business Machines Corporation
Old Orchard Road
Armonk, New York 10504

Dear Sirs:


          Reference is made to the Asset Purchase Agreement (the "Agreement") dated as of December 12, 1993, between Loral Corporation ("Loral") and International Business Machines Corporation ("IBM"). Capitalized terms used herein have the meanings ascribed to them in the Agreement and the general provisions set forth in Appendix B to the Agreement shall apply hereto.

          Section 2.09 of the Agreement provides that if the Projected Net Assets To Be Sold exceeds the Final Net Assets To Be Sold, then the Stated Price shall be reduced by an amount equal to (x) the Projected Net Assets To Be Sold minus (y) the Final Net Assets To Be Sold.

          In accordance with Section 2.09, subject to the further agreements and conditions set forth below, IBM and Loral have agreed that the Stated Price, as adjusted pursuant to Section 2.09 and Section 7.08, is to be $1,503,500,000, subject to the following further agreements and conditions.

          (1) Any Liability whether presently in existence or arising hereafter, arising out of or related to claims by the U.S. Government in connection with IBM's lease of the property located at 3700 Bay Area Boulevard, Houston, Texas (the "Houston Facility") and IBM's participation in the related joint venture, Middlebrook Associates, shall be an Excluded Liability under
Section 2.04 of the Agreement. Loral shall provide reasonable cooperation to IBM in the defense of any such claim, but shall be reimbursed, at cost, for any substantial effort or expense incurred by Loral. The Final Net Assets To Be Sold does not include any Liabilities in connection with the leased space being surrendered at the Houston Facility, notwithstanding
Section 2.08(a)(i).

          (2) It is assumed by the parties that the Final Net Assets To Be Sold does not include an asset in respect of the expectation of recovery from McDonnell Douglas on the A-12 program. To the extent such an asset exists, it shall be a Purchased Asset, but its value shall be deemed to be zero for purposes of computing the Final Net Assets To Be Sold. If, contrary to the parties' assumption, such an asset is included as a positive value in the Final Net Assets To Be Sold, then the Stated Price shall be adjusted as contemplated by Section 2.09 of the Agreement as required to reflect such valuation, and (if the Closing shall have occurred prior to any determination that such asset has been erroneously included in the Final Net Assets To Be Sold at a positive valuation) then the amount of such asset shall be refunded to the Buyer as an Adjustment Amount pursuant to Section 2.08(c) of the Agreement.

          (3) Assets with a net book value of approximately $6,300,000 consisting of leasehold improvements at the Houston Facility with a net book value of approximately $4,000,000 and previously identified excess furniture and equipment located at the Houston Facility with a net book value of approximately $2,300,000 shall be Excluded Assets under Section 2.02 of the Agreement. Loral agrees to cooperate with IBM in the repossession of such furniture and equipment.

          (4) With respect to the air traffic control programs of the Business in the Republic of China, to the extent that the Final Net Assets To Be Sold includes assets for unbilled receivables or other inventory in dispute between the Business and other divisions of IBM, such assets shall be Excluded Assets and their value shall not be (and IBM believes and Loral assumes has not been) included in computing the Final Net Assets To Be Sold. If, contrary to the parties' assumption, such an asset is included as a positive value in the Final Net Assets To Be Sold, then the Stated Price shall be adjusted as contemplated by Section 2.09 of the Agreement as required to reflect such exclusion, and (if the Closing shall have occurred prior to any determination that such amount has been erroneously included in the Final Net Assets To Be Sold at a positive valuation) the amount of such assets shall be refunded to the Buyer as an Adjustment Amount pursuant to Section 2.08(c) of the

Agreement. Any Taxes imposed by the Republic of China in connection with the assets discussed above shall be an Excluded Liability under Section 2.04 of the Agreement.

          (5) Loral will have no liability to IBM with respect to the space in Boulder, Colorado currently used by the Business, which will be vacated following the Closing, except to the extent, if any, that a Liability for such reduction in space is reflected in the Final Net Assets To Be Sold.

          (6) IBM shall use its reasonable good faith efforts to transfer to Loral or its Subsidiaries or otherwise permit Loral or its Subsidiaries to benefit from its unemployment tax experience rating in Virginia and Texas and in such other states in which the Business operates as Loral may reasonably request.

          (7) Section 2.06(d) of the Agreement is hereby amended by substituting for the phrase "prior to the Closing Date" in the first sentence thereof the phrase "prior to October 31, 1994."


          Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned.


                                                   Very truly yours,

                                                   LORAL COPORATION


                                                   By:  /s/  Eric J. Zahler
                                                      ----------------------
                                                      Name:  Eric J. Zahler
                                                      Title: Vice President

Agreed and confirmed:


INTERNATIONAL BUSINESS MACHINES
  CORPORATION


By:  /s/  Joseph J. Martin
   ----------------------------
          Joseph J. Martin